UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2020

HIGHWATER ETHANOL, LLC
(Exact name of registrant as specified in its charter)

Minnesota	333-137482	20-4798531
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

24500 US HWY 14, PO Box 96, Lamberton, MN 56152
(Address of principal executive offices)

(507) 752-6160
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

    On December 23, 2020, Highwater Ethanol, LLC (the "Company") and RPMG, Inc. ("RPMG") executed a High Purity Alcohol Member Marketing Agreement (the “Agreement”). The terms of the Agreement become effective January 1, 2021 (the "Effective Date"). RPMG is currently the Company's exclusive marketer and distributor of ethanol and corn oil. The Company is also an owner of Renewable Products Marketing Group, LLC (“RPMG LLC”), the parent entity of RPMG.

The Agreement provides that RPMG will serve as the exclusive marketer of high purity alcohol for the Company excluding certain high purity alcohol marketed or sold under contracts in effect on the Effective Date. In exchange for the exclusive marketing services, the Company will pay a marketing fee to RPMG and RPMG will use commercially reasonable efforts to obtain the best price for all high purity alcohol conforming to certain specifications sold under the Agreement. RPMG will forward confirmations of the volume, FOB sales price and other terms to the Company. RPMG shall be responsible for and bear the risk of loss for all high purity alcohol from the time the product crosses the loading flange at the facility. RPMG shall purchase high purity alcohol at an amount equal to the FOB price less any applicable cost.

The Agreement shall automatically terminate when the Company ceases to be an owner of RPMG LLC, subject to the expiration of the initial term. In addition, upon breach by the other party, the Agreement may be terminated by either party after providing notice and expiration of the applicable cure period. RPMG may terminate the Agreement upon the Company's insolvency, receivership, or bankruptcy or if the Company ceases to produce high purity alcohol for thirty days or more. The Company may terminate the Agreement, following expiration of the initial term, upon notice and provided the Company delivers all high purity alcohol subject to confirmations of sale provided by RPMG to the Company. The Company shall also be obligated to accept assignment from RPMG of the lease of certain rail cars following termination.

Item 9.01 Financial Statements and Exhibits

(a)None.

(b)None.

(c)None.

(d)Exhibits

Exhibit No.            Description

99.1     High Purity Alcohol Member Marketing Agreement Between Highwater Ethanol, LLC and RPMG, Inc. **

    **Confidential information redacted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHWATER ETHANOL, LLC

Date: December 29, 2020	/s/ Brian Kletscher
Brian Kletscher, Chief Executive Officer